Exhibit 99.1

Gilla Expands Sales Channel In Europe

MIAMI, FLORIDA – (June 1, 2015) - Gilla Inc. (“Gilla” or the “Company”) (OTCQB:GLLA), a designer, marketer and distributor of electronic cigarettes, vaporizers, e-liquids and related accessories (collectively, “E-cigarettes”), is pleased to announce that the Company continues to expand its presence in Europe by signing a new white label client currently distributing to approximately 30 countries in Europe (the “Client”). Upon signing, the Company also received its first purchase order from the Client.

The Company entered into a five-year supply and distribution agreement with the Client to develop a custom white label solution to meet the needs of the changing European E-cigarette market. The Client supplies its existing customers with E-cigarette products, fulfillment services, payment processing, customer support, online marketing, traditional marketing and sales support. The Company will work with the Client to further develop these services as part of our white label solution.

Mr. J. Graham Simmonds, Chief Executive Officer, said, “I am very excited to announce this opportunity as it is a result of many months of work by the Gilla management team and comes at a pivotal stage in the Company’s growth.” He added, “The Client’s existing business is very strong as they represent one of the most popular E-cig brands in Europe. This combined with their team’s experience in the European E-cig market presents a phenomenal opportunity for Gilla as we look to expand our sales channels and broaden our service offering on an international basis.”

About Gilla Inc.

Gilla Inc. designs, markets and distributes electronic cigarettes, vaporizers, e-liquids and related accessories. Gilla has a two-pronged business model: white-label solutions, including branding, marketing and sales support; and e-commerce solutions like Charlie’s Club, a members-only online e-cigarette monthly subscription service featuring free hardware and no contracts. E-cigarettes and vaporizers are replacements for traditional cigarettes allowing smokers to reproduce the smoking experience. E-cigarettes and vaporizers do not burn tobacco and are not smoking cessation devices.

Forward-looking Statements

Note: This press release contains “forward looking statements” as defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on currently available competitive, financial and economic data and management’s views and assumptions regarding future events. Such forward-looking statements are inherently uncertain. Gilla Inc. cannot provide assurances that the matters described in this press release will be successfully completed or that the company will realize the anticipated benefits of any transaction. Actual results may differ materially from those projected as a result of certain risks and uncertainties, including but not limited to: global economic and market conditions; the war on terrorism and the potential for war or other hostilities in other parts of the world; the availability of financing and lines of credit; successful integration of acquired or merged businesses; changes in interest rates; management’s ability to forecast revenues and control expenses, especially on a quarterly basis; unexpected decline in revenues without a corresponding and timely slowdown in expense growth; the company’s ability to retain key management and employees; intense competition and the company’s ability to meet demand at competitive prices and to continue to introduce new products and new versions of existing products that keep pace with technological developments, satisfy increasingly sophisticated customer requirements and achieve market acceptance; relationships with significant suppliers and customers; as well as other risks and uncertainties, including but not limited to those detailed from time to time in Gilla Inc. SEC filings. Gilla Inc. undertakes no obligation to update information contained in this release. For further information regarding risks and uncertainties associated with Gilla Inc.’s business, please refer to the risks and uncertainties detailed from time to time in Gilla Inc.’s SEC filings.

For more information, please visit gillainc.com, or contact:

Gilla Inc.
Mr. J. Graham Simmonds
Chairman and Chief Executive Officer
w: 1 (647) 503-6602
email: graham@gillainc.com
website: www.gillainc.com
twitter: @gillainc